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                                                                   EXHIBIT 10.77

                               PURCHASE AGREEMENT
           This Purchase Agreement ("Agreement") is made and entered into this 17th day of June, 1994, between WHITE BROADCASTING CORPORATION, a Michigan corporation with an address at 685 East Long Lake, Bloomfield Hills, Michigan 48304 ("Seller"), and TROPIC OF KEY WEST, INC., a Nevada corporation with an address at 3366 Riverside Drive, Suite 200, Columbus, Ohio 43221 ("Buyer").
           Seller is the licensee, owner and operator of Broadcast Station
WIIS-FM, 107.1 mhz, Key West, Florida (the "Station").   Seller desires to sell
and assign and Buyer desires to purchase and acquire substantially all of the property and assets used or held for use in the operation of the Station (the "Transaction"). The parties acknowledge that the license issued by the Federal Communications Commission (the "Commission" or "FCC") for the operation of the Station may not be assigned without the prior written consent of the Commission.
           Accordingly, in consideration of the foregoing and of the mutual promises, covenants, and conditions set forth below, the parties agree as follows:
           1. ASSETS TO BE CONVEYED. On the Closing Date (as defined below), Seller shall sell, assign, transfer, and deliver to Buyer and Buyer shall purchase from Seller, all of the assets used or held for used in the operation of the Station, other than Excluded Assets (as defined below) (the "Assets"):
                     1.1 LICENSES and AUTHORIZATIONS. All licenses, permits, permissions, and other authorizations issued for the operation of the Station by the Commission and other governmental agencies, including, but not limited to, those listed on Schedule 1.1 and the right to use the Stations' call letters (the "Station Licenses"), and all applications for modification, extension, or renewal thereof, and any pending applications for any new licenses, permits, permissions, authorizations granted or authorizations pending on the Closing Date, including, but not limited to, those listed on
Schedule 1.1 (the "Station Applications").
                     1.2 STATION EQUIPMENT. All the fixed and tangible personal property owned by Seller and used or useful in the operation of the Station including, but not limited to, the transmitters, towers and studio equipment and the property listed on Schedule 1.2 together with any replacements, improvements, or additions thereto made between the date hereof and the Closing Date (the "Station Equipment").
                     1.3 CONTRACTS. All rights of Seller for the benefit of the Station including, without limitation, those rights under: (a) all agreements, contracts, or leases described on Schedule 1.3; (b) such other contracts (other than for the sale of time on the Station), agreements, or leases entered into (i) with the written consent of Buyer, or (ii) in the ordinary course of business and consistent with past practice, between the date of this Agreement and the Closing Date, that do not, in the aggregate, impose obligations in excess of Two Thousand Dollars ($2,000) on Buyer; (the contracts, agreements and leases described in clauses (a) and (b) are collectively referred to as the "Operating Contracts"); (c) all contracts for the sale of time of the Stations for cash (i) at rates substantially in accordance with the Station's past practices with a



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remaining term at Closing of eleven (11) months or less or (ii) entered into after the date hereof with the written consent of Buyer ("Sales Agreements");
(d) all contracts in effect as of the date hereof for the sale of time on the Station in exchange for merchandise or services used or useful for the benefit of the Station to the extent that such contracts (i) were entered into in the ordinary course of business, (ii) are preemptible for cash time sales,
(iii) obligate the Buyer to provide advertising time only on a "run of schedule" basis and (iv) have a remaining term of eleven (11) months or less ("Trade Agreements"); (e) all contracts for the sale of time on the Station in exchange for programming set forth on Schedule 1.3 or entered into after the date hereof with the written consent of Buyer ("Barter Agreements"); and
(f) all Trade Agreements entered into after the date hereof with the written consent of Buyer. In the event that Seller submits any Operating Contract, Sales Agreement, Trade Agreement or Barter Agreement (together, the "Contracts") to Buyer for its consent, such consent shall be deemed to have been given if Buyer does not notify Seller of its rejection of the Contract within ten (10) days after its receipt of Seller's written request for such consent. In the event that the Trade Agreements and Barter Agreements to be assumed have a negative Trade Balance (as defined below) in excess of Five Thousand Dollars ($5,000), Buyer will receive credit against the Purchase
Price for such excess amount (as defined in Section 3). "Trade Balance" means the difference between the aggregate value of time owed pursuant to the Trade Agreements and Barter Agreements (based upon the rates for cash sales on the Stations in effect on the date of this Agreement) and the aggregate value of goods and services to be received (after the Closing Date) pursuant to the Trade Agreements and Barter Agreements. The Trade Balance is "negative" if the value of time owed subsequent to the Closing Date exceeds the value of goods and services to be received subsequent to the Closing Date.
                     1.4 REAL PROPERTY. All of Seller's right, title, and interest in the real property used in the operation of the Station and owned, leased, or licensed by Seller or its affiliate, as described in Schedule
1.4 (together, the "Real Property").
                     1.5 CALL SIGNS, PROMOTIONAL MATERIALS AND INTANGIBLES. All of Seller's or its affiliates' rights in the call signs, copyrights, trademarks, tradenames, slogans, logos, service marks, computer software (if any), magnetic media, data processing files, systems and programs, business lists, trade secrets, sales and operating plans, all goodwill of the Station and other similar intangible property rights used or held for use in the operation of the Station, including but not limited to the intangible property identified on Schedule 1.5 (the "Intangible Property").
                     1.6 RECORDS. All records, including but not limited to all books of account, customer lists, supplier lists, non-confidential employee personnel files, local public records file materials, engineering data, logs, programming records, consultants' reports, ratings reports, budgets, financial reports and projections, and sales, operating and business plans, relating to or used in the operation of the Station or necessary or desirable to show compliance with any law or regulation applicable to the Station or the operation of the Station and not pertaining solely to Seller's internal corporate affairs (the "Station Records"); it being understood that Seller shall have the right to retain copies of any such records.





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                     1.7        EXCLUDED ASSETS.  It is understood and agreed
that the following assets shall not be among the Assets purchased pursuant to this Agreement: (i) Seller's cash and cash equivalents on hand or in banks, certificates of deposit, money market funds, and securities; (ii) Seller's accounts receivable; (iii) the articles of incorporation, bylaws, minute books, stock transfer records and all other corporate books of Seller; (iv) sales, income and other tax refunds and claim therefore relating to the period prior to Closing; (v) life insurance policies; (vi) claims against third parties, based on activities occurring prior to Closing, other than those claims specifically conveyed or specifically related to Assets which are conveyed;
(vii) claims against officers, directors and affiliates of Seller; and (viii) assets listed in Schedule 1.7.

           2. ASSUMPTION OF LIABILITIES. Buyer shall not assume any of Seller's liabilities, except liabilities which accrue after the closing of the transactions contemplated herein (the "Closing") under the Contracts to be assigned to Buyer pursuant to (and as limited by) Section 1.3 above. If any Contract requires the consent of third parties for assignment, but (i) such consent has not been obtained as of the Closing Date, and (ii) in the case of any consent required under any contract designated a "Material Contract" on
Schedule 1.3 ("Required Consent"), and Buyer waives such condition precedent to the Closing in its sole discretion, then Buyer shall assume Seller's obligations under such Contract only for the period after Closing during which Buyer receives the benefits to which Seller is currently entitled under such Contract (unless consent is subsequently obtained and such delay has not prejudiced Buyer, and unless the failure of Buyer to receive benefits under such Contract is due to Buyer's failure to perform Seller's obligations thereunder after Closing).

           3.        PURCHASE PRICE AND PAYMENT.
                     3.1 PURCHASE PRICE. The purchase price for the assets shall be Three Hundred Twenty-Five Thousand Dollars ($325,000) (the "Asset Purchase Price"). The Purchase Price shall be payable as follows:
                     3.2 ESCROW DEPOSIT. Upon the execution of this Agreement, Buyer will place the sum of Twenty-Five Thousand Dollars ($25,000), (the "Escrow Deposit"), in an escrow account in Barnett Bank of Tampa, Florida under the control of Jorgenson Broadcast Brokerage (the "Escrow Agent") to be held in escrow pending the Closing or the termination of the Purchase Agreement.
                     3.3 CASH AT CLOSING. At Closing, Buyer will pay to Seller by certified bank check or wire transfer of federal funds, pursuant to wire instructions that Seller shall deliver to Buyer prior to Closing, (i) the Purchase Price, (ii) less the Escrow Deposit, (iii) plus or minus any adjustments as set forth in Section 4 hereof or elsewhere in this Agreement.
                     3.4 ALLOCATION. The Asset Purchase Price shall be allocated among the assets in accordance with the amounts as set forth on
Schedule 3.4.  Seller and Buyer agree (i) to





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jointly complete and separately file Form 8594 with their federal income tax return for the tax year in which the Closing occurs, and (ii) that neither Seller nor Buyer will take a position on any income, transfer or gains tax return, before any governmental agency charged with the collection of any such tax or in any judicial proceeding that is an any manner inconsistent with the terms of any such allocation without the written consent of the other.

           4. PRORATIONS AND ADJUSTMENTS. The operation of the Station and the income and normal operating expenses, including without limitation assumed liabilities and prepaid expenses, attributable thereto through the date of the Closing Date (the "Adjustment Date") shall be for the account of Seller and thereafter for the account of Buyer. Expenses for goods or services received both before and after the Adjustment Date, power and utilities charges, frequency discounts, prepaid cash time sales agreements, and rents and similar prepaid and deferred items shall be prorated between Seller and Buyer as of the Adjustment Date (the "Closing Date Adjustments"). All special assessments and similar charges or liens imposed against the Real Property, and Station Equipment in respect of any period of time through the Adjustment Date, whether payable in installments or otherwise, shall be the responsibility of Seller, and amounts payable with respect to such special assessments, charges or liens in respect of any period of time after the Adjustment Date shall be the responsibility of Buyer, and such charges shall be adjusted as required hereunder. A final accounting of prorated items shall be made by Buyer with the cooperation of Seller, and the sum due from one party to the other pursuant to this Section 4 shall be paid in cash, within sixty (60) days after the Closing Date.

           5. NON-COMPETE AGREEMENT. At Closing, Seller and Buyer, shall enter into a Non-Compete Agreement substantially in the form as that
attached hereto as Exhibit B (the "Covenant").    The Covenant shall have a
term of four (4) years.

           6. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller makes the following representations and warranties all of which have been relied upon by Buyer in entering into this Agreement and, except as otherwise specifically provided, all of which shall be true and correct at Closing.
                     6.1 ORGANIZATION. Seller is a corporation, validly existing and in good standing under the laws of State of Michigan, and has full power and authority to conduct the business as currently conducted and proposed to be conducted and to enter into and perform this Agreement. The address of Seller's chief executive offices, all of Seller's additional places of business, and the locations of all tangible personal property included in the
Assets are listed in Schedule 6.1.   Except as set forth in Section 6.1, during
the past five (5) years Seller has not used, nor to the best of Seller's knowledge has any prior owner of the Station been known by or used, any corporate, partnership, fictitious or other name in the conduct of the Station's business or in connection with the use or operation of the Assets.





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                     6.2        AUTHORIZATION.  The execution and delivery of
this Agreement by Seller has been duly authorized by any actions required under Florida or federal laws. This Agreement has been duly executed by Seller and delivered to Buyer and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.
                     6.3 NO BREACH. None of (i) the execution, delivery and performance of this Agreement by Seller, (ii) the consummation of this Agreement and all other documents or instruments related thereto or executed in connection therewith or in contemplation of the transaction hereunder (the "Transaction"), or (iii) Seller's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under or violate any judgment, decree, order, or (except as disclosed in Schedule 6.3) any agreement, lease or other instrument to which Seller is a party or by which Seller is legally bound, or any law, rule, or regulation applicable to Seller or the operation of the Station.
                     6.4 STATION LICENSES. The Station Licenses are all of the licenses, permits, and other authorizations used or necessary to operate the Station as it is now operated and are validly issued in the name of Seller. The Station Licenses are in full force and effect, are valid for the balance of the current license term applicable generally to radio stations licensed to communities in the state where the Station is located, are unimpaired by any acts or omissions of Seller, Seller's employees, officers, directors, or shareholders, and are free and clear of any restrictions which might limit the full operation of the Station (other than restrictions under the terms of the licenses themselves). Except as set forth on Schedule 6.4, there are no applications, proceedings, or complaints pending or, to the knowledge of Seller, threatened which may have an adverse effect on the business or operation of the Station (other than rulemaking proceedings that apply to the radio broadcasting industry generally). Seller is not aware of any reason why those of the Station Licenses subject to expiration might not be renewed in the ordinary course based on current FCC rules or of any reason why any of the Station Licenses might be revoked. The Station is in compliance with the Commission's policy on exposure to radio frequency radiation. No renewal of any Station License would constitute a major environmental action under the rules of the Commission. Access to the Station's transmission facilities is restricted in accordance with the policies of the Commission.
                     6.5 STATION APPLICATIONS. All information contained in any Station Applications (as described on Schedule 1.1 hereto) and which are pending with the Commission is true, complete and accurate in all material respects.
                     6.6        TITLE TO ASSETS.  Except as set forth on
Schedule 6.6, Seller has good and marketable title to the Assets, free and clear of all mortgages, deeds of trust, liens, pledges, collateral assignments, security interests, leases, easements, covenants, restrictions and encumbrances or other defects of title ("Encumbrances"). To the knowledge of Seller, all material Encumbrances against any of the Assets are disclosed on Schedule 6.6 hereto.





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                     6.7        CONDITION OF EQUIPMENT.  The equipment listed
on Schedule 1.2 (the "Station Equipment") is available for use in connection with the operation of the Station constitutes all of the personal property that is used or held by the Seller for use by the Station, or necessary to operate the Station as it is now operated. The Station Equipment is sufficient to permit the Station to operate in accordance with the Station Licenses and the rules and regulations of the Commission. To the knowledge of Seller, except
(i) as set forth on Schedule 6.7, (ii) as may be disclosed in the Engineering Report and (iii) to the extent that the Capital Budget contemplates the repair or replacement of the Station Equipment, there is no material deficiency in the Operating Equipment. To the knowledge of Seller, the Engineering Report will disclose no material deficiency in the Operating Equipment not disclosed on
Schedule 6.7 or to be resolved by expenditures planned in the Capital Budget.
                     6.8 CONDITIONS OF THE REAL PROPERTY. The Real Property listed on Schedule 1.4 constitutes all the real property owned or leased by Seller or others in connection with the operation of the Station as it is now operated. To the knowledge of Seller, there are no encroachments upon the Real Property used in the transmitter site (the "Transmitter Site") by any buildings, structures, or improvements located on adjoining real estate except to the extent such encroachments do not impair the present use of the property. Seller has received no notice that utility lines serving the Transmitter Site passes over the lands of others except where appropriate easements have been obtained. There are no pending or, to the best of Seller's knowledge, contemplated condemnation or eminent domain proceedings that may affect the Real Property. To the knowledge of Seller, Seller's use and occupancy of the Transmitter Site complies in all material respects with all of Seller's leasehold obligations and with all regulations, codes, ordinances, and statutes of all applicable governmental authorities, including without limitation all sanitary laws and regulations, occupational safety and health regulations, and electrical codes, but excluding Environmental Laws except as set forth in Section 8.2.2 of this Agreement and there are no material structural defects in the buildings, structures, and improvements located on the Transmitter Site. All towers and other structures on the Real Property and the Land are painted and/or lighted in accordance with the requirements of the Station Licenses, the Commission, the Federal Aviation Administration and all applicable requirements of federal, state and local law. The leased premises are leased at the rates and for terms ending on the dates shown on Schedule 1.4 pursuant to the agreements described in Schedule 1.4 which are the sole and complete agreements concerning Seller's use of the leased premises.
                     6.9 LEASE FOR TOWER AND TRANSMITTER SITE. The Tower Lease Agreement is in full force and effect, is not subject to any setoffs and Seller is not in default of any material provision thereof nor has Seller been notified of any potential event of default thereunder. The Tower Lease Agreement is assignable to Buyer under its terms or Seller will obtain any necessary waivers or consents to such assignment. Except as provided in the Tower Lease Agreement, no consent of any person or entity is required for the transfer of the Tower Lease by Seller to Buyer.





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                     6.10       CONTRACTS.  The Contracts are assignable to
Buyer without consent, or, if consent of the other contracting party to the assignment is required, Seller shall use its reasonable best efforts to secure such consents before the Closing Date. Each Contract is in full force and effect and is materially unimpaired by any acts or omissions of Seller, Seller's employees, officers, directors or shareholders. There has not occurred as to any Material Contract any material default by Seller or any event that, with the lapse of time or otherwise, could become a material default by Seller. To the knowledge of Seller, there has not occurred as to any Material Contract any material default by any other party thereto or any event that, with the lapse of time or at the election of any person other than Seller, could become a material default by such party. Those Contracts whose stated duration extends beyond the Closing Date will, at Closing, be in full force and effect and will be materially unimpaired by any acts or omissions of Seller, Seller's employees, officers, directors or shareholders. Seller has provided to Buyer true and correct copies of all Contracts (other than Sales Agreements) that are material to the operation of the Station or create obligations that in the aggregate are material or create aggregate obligations of more than Two Thousand Dollars ($2,000), as modified to date, and one or more forms that is representative of the terms of the Sales Agreements now in effect. The Contracts as amended through the date of this Agreement, will not be modified without Buyer's written consent (which shall not be unreasonably withheld, and which shall be deemed given in the event Buyer has not responded to a written request therefore within ten (10) days). At Closing, Seller shall provide Buyer with a list showing Trade Agreements and Barter Agreements then in effect with an analysis of the then-current Trade Balance at no less than monthly intervals between the date hereof and the Closing Date.
                     6.11 EMPLOYEES. No employee of the Station is represented by a union or other collective bargaining unit, no application for recognition of a collective bargaining unit is now pending before the NLRB with respect to the Station's employees, and to Seller's knowledge, no concerted effort to unionize any of the Station's employees is currently in progress. Except as has been disclosed to Buyer in writing, there are no controversies pending or, to Seller's knowledge, threatened between Seller and any of the Station's employees, nor, to Seller's knowledge, are there any facts that could reasonably result in any such controversy. Seller has no retirement, pension, profit-sharing, bonuses, severance pay, disability, health, vacation, sick leave or other employee benefit plans, practices, agreements, or understandings except as listed or described in Schedule 6.11 (it being understood and acknowledged that Buyer is not assuming, and shall have no liability with respect to, any such plans, practices, agreements or understandings).
                     6.12 LITIGATION. Except as set forth in Schedule 6.12, there is no unsatisfied judgment outstanding, Seller has received no notice of any litigation, proceeding, claim or investigation of any nature pending against Seller and, to Seller's knowledge, there is no litigation, proceeding, claim or investigation of any nature threatened against Seller which might have an adverse effect on the continued operation of the Station or impair the value of the Assets or which might have an adverse effect on Seller's ability to perform in accordance with the terms of this Agreement. Seller is not aware of any facts that could reasonably result in any such





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proceedings.
                     6.13 PAYMENT OF TAXES. Seller has, or by the Closing Date will have, paid and discharged all taxes, assessments, excises and other levies relating to the Assets, excepting such taxes, assessments, and other levies as will not be due until after the Closing Date and that are to be prorated between Seller and Buyer pursuant to Section 4.
                     6.14       COMPLIANCE WITH LAWS.  Except as disclosed on
Schedule 6.14 or in the reports to be delivered to Buyer under this Agreement, or as may be indicated by the remedial actions to be taken under the Capital Budget, Seller, to the knowledge of Seller, has complied in all respects with, and is not in violation of any federal, state, or local laws, regulations, or orders (other than Environmental Laws) relating to the operation of the Station. Without limiting the generality of the foregoing:
                     (a) The Station's transmitting and studio equipment is operating in accordance with the terms and conditions of the Station Licenses and all underlying construction permits, and the rules, regulations and policies of the Commission, including without limitation all regulations concerning equipment authorization and human exposure to radio frequency radiation.
                     (b) Seller has, in the conduct of the Station's business, complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those concerning wages, hours, equal employment opportunity, collective bargaining, pension and welfare benefit plans, and the payment of Social Security and similar taxes, and Seller is not liable for any arrearages of wages or any tax penalties due to any failure to comply with any of the foregoing.
                     (c) Seller has received no notification from the Commission that Seller's employment practices fail to comply with the Commission rules and policies.
                     (d) All ownership reports, employment reports, tax returns and other documents required to be filed by Seller with the Commission or other governmental authorities have been filed. Such items as are required to be placed in the Station's local public records files have been placed in such files. All proofs of performance and measurements that are required to be made by Seller with respect to the Station's transmission facilities have been completed and filed at the Station. All information contained in the foregoing documents is true, complete and accurate in all material respects.
                     (e) To Seller's knowledge, the reports to be delivered to Buyer under this Agreement will not disclose any noncompliance with this Section 6.14 except as disclosed on Schedule 6.14 or to the extent that such non-compliance would be cured by improvements undertaken pursuant to the Capital Budget.
                     6.15 INSOLVENCY PROCEEDINGS. Seller is not the subject of any pending or threatened insolvency proceedings of any character, including without limitation bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary. Seller has not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings. After





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giving effect to the Transaction, Seller will have sufficient capital to carry on its business and transactions, (ii) will be able to pay its debts as they mature or become due, and (iii) will own assets the fair value of which will be greater than the sum of all of its liabilities (including contingent liabilities) not specifically assumed by Buyer pursuant to the terms of this Agreement. Seller is not insolvent or will become insolvent as a result of entering into this Transaction.
                     6.16 CITIZENSHIP. Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). On the Closing Date, Seller will deliver to Buyer affidavits to that effect, verified as true and sworn to under penalty of perjury by a duly-authorized officer of Seller. The affidavits shall also set forth Seller' name, address, taxpayer identification number, and such additional information as may be required to exempt the Transaction from the withholding provisions of Section 1445 of the Code. Buyer shall have the right to furnish copies of the affidavit to the Internal Revenue Service ("IRS").
                     6.17 PATENTS, TRADEMARKS, COPYRIGHTS. The call sign and all slogans, logos, copyrights, trademarks, tradenames, service marks, and other similar intangible property rights currently used to promote or identify the Station, or otherwise used in the promotion of the Station's business, are listed or described on Schedule 1.5 (the "Promotional Rights"). Seller pays no royalty to anyone with respect to the Promotional Rights. Seller does not have any knowledge, nor has Seller received any notice to the effect that its use of any of the Promotional Rights may or are claimed to infringe on the right of another. Seller has no knowledge of any infringement or unlawful or unauthorized use of such Promotional Rights, including without limitation the use of any call sign, slogan or logo by any broadcast or cable station in the Key West, Florida geographical area that may be confusingly similar to the call sign, slogans, and logos currently used by the Station. To Seller's knowledge, the operation of the Station does not infringe any copyright, patent, trademark, tradename, service mark, and other similar right of any third party.
                     6.18 FINANCIAL STATEMENTS. Seller has furnished Buyer with financial statements for the Station for the years ending December 31, 1990, 1991 and 1992 (the "Financial Statements") and monthly financial statements for each month ending between January 1, 1993 and the date of this
Agreement (the "Interim Statements").   The Financial Statements and the
Interim Statements fairly and accurately reflect the financial results of the operations of the Station for the periods indicated based upon consistent reporting standards throughout the periods involved and as compared with prior periods. Except as reflected in the Financial Statements, the Interim Statements or otherwise disclosed to Buyer in writing, no event has occurred since the preparation of the most recent Interim Statement that would make the Financial Statements or the Interim Statements misleading in any material respect.
                     6.19 UTILITIES. All utilities that are required for the current occupancy and use of the Station and the Real Property for the purposes for which such properties are presently being used by Seller, including without limitation electric, water, sewer, telephone and similar services, have been connected and, to the knowledge of Seller, are in good working order. By the





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
Closing Date, Seller will have paid all charges for such utilities, including without limitation any "tie-in" charges or connection fees, except for those charges that will become due until after the Closing Date and that are to be prorated between Seller and Buyer pursuant to Section 4.
                     6.20 NO MISLEADING STATEMENTS. To Seller's knowledge, no statement made by Seller to Buyer and no statement as set forth in this Agreement, or information delivered or to be delivered to Buyer in satisfaction of a requirement of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make such statements or information in light of the circumstances under which such statement or information is delivered not misleading.

           7. REPRESENTATIONS AND WARRANTIES OF BUYER. Subject to the qualifications set forth on Schedule 7, Buyer makes the following representations and warranties, all of which have been relied upon by Seller in entering into this Agreement and, except as set forth on Schedule 7 or as otherwise specifically provided, all of which shall be true and correct as of Closing.
                     7.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing, and in good standing, under the laws of the State of Nevada, is duly qualified to do business in the State of Florida and has full corporate power and authority to enter into and perform this Agreement.
                     7.2 AUTHORIZATION. The execution and delivery of this Agreement by Buyer has been duly authorized by all necessary corporate action on the part of Buyer. Evidence of such authorization shall be delivered to Seller at Closing. This Agreement has been duly executed by Buyer and delivered to Seller and constitutes a legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms.
                     7.3 NO BREACH. None of (i) the execution, delivery and performance of this Agreement by Buyer, (ii) the consummation of the Transaction, or (iii) Buyer's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Buyer's articles of incorporation, bylaws, any judgment, decree, order, agreement, lease or other instrument to which Buyer is a party or by which Buyer is legally bound, or any law, rule or regulation applicable to Buyer.
                     7.4 LITIGATION. There is no action, suit, investigation or other proceedings pending or, to Buyer's knowledge, threatened which may adversely affect Buyer's ability to perform in accordance with the terms of this Agreement, and Buyer is unaware of any facts which could reasonably result in any such proceeding.
                     7.5 NO MISLEADING STATEMENTS. To Buyer's knowledge, no statement made by Buyer to Seller set forth in this Agreement, contains or will contain any untrue statement of a material fact.

                     7.6 QUALIFICATION AS BROADCAST LICENSEE. As a licensee of commercial radio stations (the "Tropic Stations"), Buyer knows of no fact that would, under the Communications Act of 1934, as amended, or the rules, regulations and policies of the FCC, disqualify Buyer from becoming the licensee of the Station. There are no proceedings, complaints, notices of forfeiture, claims, investigations pending or, to the knowledge of Buyer, threatened against any or in respect of any of the Tropic Stations that would materially impair the qualifications of Buyer to become a licensee of the Station or delay the FCC's processing of the Assignment Applications.

           8.        ENVIRONMENTAL MATTERS.
                     8.1        DEFINITIONS.
                     8.1.1 "Hazardous Materials" means substances defined as "hazardous wastes," "hazardous substances," "toxic substance," "pollutants," "contaminants," "radioactive materials," "petroleum or any fraction thereof," under and regulated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances control Act ("TSCA"). 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; the Resource Conservation and Recovery Act. ("RCRA"), 42 U.S.C. Section 9601 et seq.; the Clean Water Act ("CWA"), 33 U.S.C. Section 1251 et seq.; the Safe Drinking Water Act 42, U.S.C. Section 300f et seq.; The Clean Air Act ("CAA"),42 U.S.C.
Section 7401 et seq.; or any analogous federal or state law; and in the rules, regulations or ordinances adopted, or other enforceable criteria and guidelines promulgated pursuant to the preceding laws; all as in effect as of the Closing Date (collectively the "Environmental Laws").
                     8.1.2 "Environmental Conditions" means conditions of environment, including the ocean, natural resources (including flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or the ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Material by Seller or Seller's predecessors in interest or onto or into the Real Property or Land. With respect to claims by employees, Environmental Conditions also includes the exposure of persons to Hazardous Materials introduced to the environment prior to the Closing Date, within a work place on the Real Property.
                     8.1.3 "Environmental Noncompliance" means: (1) the release or threatened release of any Hazardous Materials into the environment, any storm drain, sewer, septic system or publicly owned treatment works, in violation of any effluent or emission limitations, standards or other Environmental Law; (2) any material noncompliance with applicable Environmental Laws; (3) any facility operations, procedures, designs, etc. which do not conform in all material respects to applicable statutory or regulatory requirements of the CAA, the CWA, the TSCA, the RCRA or any other applicable Environmental Laws intended to protect public health, welfare and the environment; (4) the failure to have obtained material permits, variances or other authorizations required under applicable Environmental Laws for the operation of any equipment, process, facility or any other activity; (5) the operation of any facility or equipment in violation any material permit condition, schedule of compliance, or administrative or court order.
                     8.1.4 "Environmental Claims" means claim, demands, suits, causes of action for personal injury or property damage (including any depreciation of property values and lost use of property) arising directly or indirectly out of Environmental Noncompliance; claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, response or remedial actions under CERCLA, RCRA, or other applicable Environmental Laws; a requirement to implement a "corrective action" plan pursuant to any order or permit issued pursuant to RCRA; claims for restitution, contribution or indemnity from third parties or any governmental agency arising directly or indirectly out of Environmental Conditions or Environmental Noncompliance; fines, penalties, liens against property arising directly or indirectly out of Environmental Conditions or Environment Noncompliance; claims for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts arising directly or indirectly out of Environmental Conditions or Environmental Noncompliance; and with regard to any present or former employees, claims for exposure to or injury from Environmental Conditions.
                     8.1.5 "Expenses" includes any liability, loss, cost or expense arising directly or indirectly from an Environmental Condition or Environmental Noncompliance, including, without limitation, costs of investigation, cleanup, remedial or response action, the cost associated with posting financial assurances for the completion of response, remedial or corrective actions, the preparation of any closure or other necessary or required plans or analyses, or other reports or analyses submitted to or prepared by regulating agencies, including the cost of health assessments, epidemiological studies and the like, retention of engineers and other expert consultants, legal counsel, capital improvements, operation and maintenance testing and monitoring costs, power and utility costs and pumping taxes or fees, and administrative costs incurred by governmental agencies.
                     8.2 SELLER'S ENVIRONMENTAL DISCLOSURES. The matters set forth in this Section constitute disclosures of Seller which shall be true and accurate as of the Closing Date. In the event that, during the period between the execution of this Agreement and the Closing Date, Seller learns, or has reason to believe, that any of the following disclosures may cease to be true, Seller hereby covenants to give notice thereof to Buyer as promptly as reasonably possible. Except as set forth or described in the Environmental Assessments on Schedule 8.2, Seller hereby discloses that to the knowledge of Seller:
                     8.2.1 NO PROCEEDINGS. There are no Environmental Claims pending against Seller or, to the best of Seller's knowledge pending against Seller's studio landlord or transmitter and tower site landlord, based on Environmental Conditions or Environmental Noncompliance at the Real Property, or any part thereof, or otherwise arising from Seller's activities at the Real

Property involving Hazardous Materials, including proceedings under CERCLA, RCRA, or any other Environmental Laws based on the off-site transportation, treatment, storage, recycling or disposal of Hazardous Materials generated by Seller;
                     8.2.2 ENVIRONMENTAL COMPLIANCE. With respect to operations being conducted at the Real Property by the Seller, such operations are being conducted in compliance with and are in compliance with all of the applicable Environmental Laws;
                     8.2.3 ABESTOS. There are no structures, improvements, equipment, activities, fixtures or facilities owned by or otherwise under the control of Seller on the Real Property which are constructed with, use or otherwise contain unencapsulated friable asbestos-containing construction materials. For the purposes of this subsection: (1) "asbestos" means fibrous forms of chrysotile (fibrous serpentine), crocidolite (fibrous reibecktite), amosite (fibrous cummingtonite-grunerite), fibrous tremolite, fibrous actinolite, and fibrous anthophyllite, to the extent regulated under applicable Environmental Laws; (2) "asbestos-containing construction materials" means any manufactured construction material which contains more than one-tenth of one percent asbestos by weight;
                     8.2.4 HAZARDOUS MATERIALS. Except with respect to ordinary course operations, processes and activities involving the use of Hazardous Materials conducted in material compliance with applicable Environmental Laws, there are no structures, improvements, equipment, fixtures, activities or facilities owned by or under the control of Seller on the Real Property which use or contain (in amounts or concentrations requiring remediation under applicable Environmental Laws) Hazardous Materials or equipment containing concentrations of polychlorinated biphenyls subject to TSCA regulations, except to the extent that such use or presence does not constitute a condition Environmental Noncompliance; and
                     8.2.5 RELEASES. There are no processes, operations, or any other activities involved in Seller's use of the studio or tower and transmitter site which currently result in the release of threatened release of Hazardous Materials into the environment in excess applicable reportable quantities, except to the extent that such releases or threatened releases do not constitute a condition of Environmental Noncompliance.
                     8.3 COMPLETE DISCLOSURE. Seller has no knowledge of any environmental matters other than those that will be disclosed in the Environmental Assessments as set forth on Schedule 8.2.

           9. PRE-CLOSING OBLIGATIONS. The parties covenant and agree as follows with respect to the period prior to the Closing Date:

                     9.1 APPLICATIONS FOR COMMISSION CONSENT. As soon as possible, but in no event later than fifteen (15) business days after the date of this Agreement, Seller and Buyer shall join in and file an application or applications requesting the Commission's written consent to the assignment of the Station Licenses from Seller to Buyer (the "Assignment Applications"), and they will diligently take all steps necessary or desirable and proper to prosecute expeditiously the

Assignment Applications and to obtain the Commission's determination that approval of the Assignment Applications will serve the public interest, convenience, and necessity. The failure by either party to timely file or diligently prosecute its portion of the Assignment Applications shall be deemed a material breach of this Agreement.
                     9.2 OTHER GOVERNMENTAL CONSENTS. Promptly following the execution of this Agreement, Seller and Buyer shall proceed to prepare and file with the appropriate governmental authorities (other than the Commission) such requests, if any, for approval or waiver as may be required from such governmental authorities in connection with the Transaction, and shall jointly, diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.
                     9.3 FINANCIAL INFORMATION. Between the date hereof and the Closing Date, Seller shall furnish Buyer with monthly financial statements within thirty (30) days after the end of each calendar month, and with such additional data concerning the Station's financial condition as are prepared by Seller in the ordinary course of business.
                     9.4 CONSENTS. Seller shall use its reasonable best efforts to obtain the consents of the other contracting parties to the assignment of the Contracts that require such consent and to the assignment of the Tower Lease Agreement.
                     9.5 ENGINEERING REPORT. Within sixty (60) days of the date of this Agreement, Seller shall deliver to Buyer (a) a report prepared by a consulting communications engineer acceptable to Buyer concerning the condition of the Station Equipment and (b) a report prepared by an AIA certified consultant acceptable to Buyer concerning the compliance of Seller's transmitter and tower improvements on the Real Property with applicable access, fire, proposed zoning and other land-use laws (together, the "Engineering Report"). If the Engineering Report discloses the need for modifications (other than those contemplated in the Capital Budget) that in Buyer's reasonable judgment involve expenses in excess of $5,000.00, Buyer shall deliver in writing to Seller, within 30 days of receipt of the Engineering Report, Buyer's objections to such matters. Thereafter, at any time prior to the Closing Date, Seller shall have the option, but not the obligation, to take such action as Seller and Buyer shall agree upon in order to satisfy Buyer's objections. If Seller fails or declines to take such actions, Buyer shall have the option to either terminate this Agreement or consummate the transactions contemplated herein including accepting the Station Equipment and the transmitter and tower improvements subject to such conditions.
                     9.6 CONFIDENTIALITY. Each party agrees that any and all information learned or obtained by it from the other (and that is not otherwise public or known in the radio broadcast industry) shall be confidential and agrees not to disclose any such information to any person whatsoever other than as is necessary for the purpose of effecting the Transaction or as otherwise required by law.
                     9.7 ACCESS. Between the date hereof and the Closing Date, Seller shall give, upon prior notice, Buyer or representatives of Buyer (including underwriters, lenders, consultants and investors) reasonable access to the Assets (to the Extent permitted by the Tower Lease Agreement) and to the books and records of Seller relating to the business and operation of the Station. It is expressly understood that, pursuant to this Section, Buyer, at its sole expense, shall be entitled to make such engineering inspections of the Station and transmitter and tower site, and such audits of the Station's financial records, as Buyer may desire, so long as the same do not unreasonably interfere with Seller's operations of the Station.
                     9.8 EMPLOYEE MATTERS. Seller has provided to Buyer an accurate list of all current employees of the Station on Schedule 9.8 (the "Station Employees") together with a description of the terms and conditions of their respective employment and their duties as of the date of this Agreement. Seller shall promptly notify Buyer of any changes that occur prior to Closing with respect to such information. On or prior to Closing, Seller shall compensate each of the Station's employees for all accrued commissions, accrued vacations, sick leave and other accrued benefits. Seller shall terminate the employment of all the Station Employees effective on the Closing Date.
                     9.9 OPERATIONS PRIOR TO CLOSING. Between the date of this Agreement and the Closing Date:
                     (a) Seller shall operate the Station in the normal and usual manner, generally consistent with Seller's past practice and the rule, regulations, and policies of the Commission, and shall conduct the Station's business only in the ordinary course. To the extent consistent with such operations, Seller shall use its reasonable best efforts to: (i) maintain the present entertainment format of the Station and the quality of its programs; (ii) keep available for Buyer the services and number of the Station's present employees reasonably necessary for the operation of the Station; (iii) preserve the Station's present customers and business relations;
(iv) satisfy Seller's obligations under the Trade Agreements; (v) continue to make expenditures and engage in activities designed to promote the Station;
(vi) continue making capital expenditures in accordance with the capital expenditure budget for the Station set forth in Schedule 9.9(a)(vi)(the "Capital Budget") and otherwise consistent with past station practice (it being understood that the Capital Budget contemplates expenditures to be made after the projected Closing Date which will not be Seller's responsibility); and
(vii) undertake to collect its accounts receivable in accordance with Seller's normal and customary collection practices.
                     (b) Seller shall: (i) subject to Section 14.3, maintain the Assets in their present condition (reasonable wear and tear normal use excepted); and (ii) maintain all inventories of supplies, tubes, and spare parts at levels generally consistent with the Station's prior practices.
                     (c) Seller shall maintain its books and records in the usual and ordinary manner, on a basis consistent with prior periods.
                     (d) Seller shall comply with all laws, rules, ordinances and regulations applicable to it, to the Assets and to the business and operation of the Station, the failure with which to comply could have a material adverse affect on any of the Assets, the Station or the business or operations of the Station.

                     (e) Seller shall perform all Contracts and its obligations under the Tower Lease Agreement without material default and shall pay all of Seller's trade accounts payable in a timely manner; provided, however, that Seller may dispute, in good faith, any alleged obligation of Seller.
                     (f) Seller shall not, without the express written consent of Buyer which shall not be unreasonably withheld, and which shall be deemed given in the event Buyer has not responded to a written request therefor within ten (10) days: (i) sell or agree to sell or otherwise dispose of any of the Assets (A) other than in the ordinary course of business, and (B) unless such Assets are replaced prior to Closing by assets of equal or greater worth, quality and utility: (ii) acquiesce in any infringement, unauthorized use or impairment of the Intangible Property or change the Station's call signs; (iii) enter into any employment contract on behalf of the Station unless the same is terminable at will and without penalty; or (iv) enter into any other contract, lease or agreement that will be binding on Buyer after Closing, except for (A) Sales Agreements, Trade Agreements, and Barter Agreements to the extent consistent with Section 1.3, and (B) other contracts, leases and agreements that in the aggregate will not impose obligations on Buyer in excess of Two Thousand Dollars ($2,000).
                     9.10 ADVERSE DEVELOPMENTS. Seller shall promptly notify Buyer of any materially adverse developments that occur prior to Closing with respect to the Assets or the operation of the Station; provided, however, that Seller's compliance with the disclosure requirements of this Section 9.10 shall not relieve Seller of any obligation with respect to any representation, warranty or covenant of Seller in this Agreement or waive any condition to Buyer's obligations under this Agreement.
                     9.11 ADMINISTRATIVE VIOLATIONS. If Seller receives any finding, order, complaint, citation or notice prior to the Closing Date which states that any aspect of the Station's operations violates any rule or regulation of the Commission or of any other governmental authority (an "Administrative Violation"), including without limitation any rule or regulation concerning environmental protection, the employment of labor, or equal employment opportunity, Seller shall promptly notify Buyer of the Administrative Violation, remove or correct the Administrative Violation, and be responsible for the payment of all costs associated therewith, including any fines or back pay that may be assessed.
                     9.12 BULK SALES ACT. Seller agrees to indemnify, defend, and hold Buyer harmless against any claims, liabilities, costs, or expenses, including reasonable attorneys' fees, that Buyer may incur as a result of the failure to comply with the bulk sales provisions of the Uniform Commercial Code or similar laws.
                     9.13 CONTROL OF STATION. This Agreement shall not be consummated until after the Commission has given its written consent thereto, and notwithstanding anything herein to the contrary, between the date of this Agreement and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct the operation of the Station. Such operations shall be the sole responsibility of Seller.

           10.       CONDITIONS PRECEDENT.
                     10.1 MUTUAL CONDITIONS. The obligation of both Seller and Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:
                     10.1.1 COMMISSION CONSENT. The Commission shall have granted its consent to the Assignment Applications and such FCC Consent shall have become a Final Order (as defined below). Final Order means an order or action of the Commission that, by reason of expiration of time or exhaustion of remedies, is no longer subject to administrative or judicial reconsideration or review.
                     10.1.2 ABSENCE OF LITIGATION. As of the Closing Date, no action, claim, suit or proceeding seeking to enjoin, restrain, or prohibit the consummation of the Transaction shall be pending before any court, the Commission, or any other governmental authority; provided, however, that this condition may not be invoked by a party if any such action, suit, or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, such party.
                     10.2 CONDITIONS TO BUYER'S OBLIGATION. In addition to satisfaction of the mutual conditions contained in Section 10.1, the obligation of Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:
                     10.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller to Buyer shall be true, complete, and correct in all material respects as of the Closing Date with the same force and effect as if then made.
                     10.2.2 COMPLIANCE WITH CONDITIONS. All of the terms, conditions and covenants to be complied with or performed by Seller on or before Closing Date shall have been timely complied with and performed in all material respects.
                     10.2.3 NO ADVERSE DEVELOPMENT. There shall not be or have been any (a) breach by Seller or any Affiliate of Seller, or failure to be in full force in effect on the Closing Date, of any Material Contract; or
(b) any other adverse change in the business or prospects of either the Station or the condition of the Assets. No adverse development shall have occurred with respect to the Station that results in an impairment to the ability of the Station to operate as it is now operated or represents an impairment of the value of the Station or Assets being conveyed.
                     10.2.4 ENGINEERING REPORT. Buyer shall have timely received the Engineering Report which shall reveal nothing inconsistent with Seller's representations, warranties or disclosures hereunder, or to which Buyer has an express right to object hereunder except to the extent such inconsistencies have been expressly waived by Buyer.
                     10.2.5 VALIDITY OF STATION LICENSES. On the Closing Date, Seller shall be the owner and holder of the Station Licenses to the extent that such authorizations can be owned or held by Seller under the Communications Act of 1934, as amended; the Station Licenses shall be in unconditional full force and effect, valid for the balance of the current license term applicable generally to radio stations licensed to communities in the state where the Station is located; and the Station Licenses shall be unimpaired by any acts or omissions of Seller or Seller's employees, agents, officers, directors or shareholders.

                     10.2.6 CLOSING DOCUMENTS. Seller shall deliver to Buyer all of the closing documents specified in Section 11.2.1, all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in the state where the Assets are located and reasonably acceptable to Buyer.
                     10.2.7 THIRD PARTY CONSENTS. Seller shall have obtained all Required Consents to the assignment of the Material Contracts, as listed on Schedule 1.3, and all consents necessary for the assignment of the Tower Lease Agreement from Seller to Buyer such that Buyer will enjoy all of the rights and privileges of Seller under the Contracts and the Tower Lease Agreement subject only to the same obligations as are binding on Seller thereunder, pursuant to the present terms thereof.
                     10.2.8 ESTOPPEL CERTIFICATES. Seller shall have obtained such fee owner's consents and mortgagee's estoppel and non-disturbance agreements with respect to the leases for the Leased Premises as are reasonably requested by Buyer not less than ten (10) days prior to the Closing Date.
                     10.2.9 SETTLEMENT OF CLAIMS. Seller shall have settled any and all claims against Seller that affect or concern the Assets.
                     10.2.10 TITLE TO ASSETS. Seller shall hold and be able to deliver to Buyer on the Closing Date good and indefeasible title to the Assets.
                     10.3 CONDITIONS TO SELLER'S OBLIGATION. In addition to satisfaction of the mutual conditions contained in Section 10.2, the obligation of Seller to consummate this Agreement is subject to satisfaction of each of the following conditions:
                     10.3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer to Seller shall be true, complete and correct in all material respects as of the Closing Date with the same force and effect as if then made.
                     10.3.2 COMPLIANCE WITH CONDITIONS. All of the terms, conditions and covenants to be complied with or performed by Buyer on or before the Closing Date shall have been timely complied with and performed in all material respects.
                     10.3.3 PAYMENT. Buyer shall pay and/or deliver to Seller the consideration set forth in Section 3.
                     10.3.4 CLOSING DOCUMENTS. Buyer shall deliver to Seller all the closing documents specified in Section 11.2.2, all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in transactions of this type and reasonably satisfactory to Seller.

           11.       CLOSING.
                     11.1 CLOSING DATE. The Closing hereunder shall occur on a date mutually agreeable to Buyer and Seller as soon as possible but in any event no later than fifteen (15) business days after the Commission's action granting its consent to the Assignment Application has become a Final Order (the "Closing Date"), and shall be effective as of 11:59 P.M. on the

Closing Date; provided, however, that in the event a Final Order is not received on or before March 31, 1995, then (unless the parties agree to an extension of such deadline) this Agreement shall be terminated as of such date and held to be void ab initio, and all monies previously delivered to the Escrow Agent or any party hereto shall be returned to the conveying party and all liabilities and obligations hereunder shall cease to exist (except to the extent required to unwind the Transaction contemplated hereunder). The Closing shall take place at the office of Buyer's counsel in Columbus, Ohio, or at such other location as may be mutually agreeable to Buyer and Seller, commencing at 10:00 A.M. on the Closing Date. If, as of the Closing Date, any condition precedent described in Section 10 has not been satisfied, the party of the absence of such condition precedent at or before the Closing and simultaneously therewith postpone the Closing until a date ten (10) days after all such conditions have been (or are able to be) performed, and such postponed date shall constitute the new Closing Date for all purposes hereunder.
                     11.2 PERFORMANCE AT CLOSING. The following documents shall be executed and delivered at Closing.
                     11.2.1     BY SELLER.  Seller shall deliver to Buyer:
                     (a) A certificate executed by Seller attesting to Seller's compliance with the matters set forth in Section 10.2.1, 10.2.2 and 10.2.3 together with certified copies of (i) the Articles of Incorporation and Bylaws, or other organization documents, if any, of Seller, (ii) the Tower Lease Agreement, and (iii) a resolution of Seller's directors authorizing Seller to enter into and consummate this Agreement;
                     (b) One or more assignments transferring to Buyer all of the interests of Seller in and to the Station Licenses, the Station Applications, and all other licenses, permits, and authorizations issued by any other governmental authorities that are used in or necessary for the lawful operation of the Station;
                     (c) One or more bills of sale conveying to Buyer the Station Equipment and Assets;
                     (d) One or more assignments, together with all required consents, assigning to Buyer all of the Contracts, Station
Records, Tower Lease Agreement, Studio Lease and the Intangible Property;
                     (e)        The Covenant;
                     (f) Opinions of Seller's Counsel in the form set forth in Exhibit C; and
                     (g)        The affidavit described in Section 6.15 above.
                     11.2.2     BY BUYER.  Buyer shall deliver to Seller:
                     (a) A certificate executed by Buyer attesting to Buyer's compliance with the matters set forth in Section 10.3.1 and 10.3.2, together with appropriate evidence of Buyer's authorization to enter into and consummate this Agreement;
                     (b) The Purchase Price and the payment due pursuant to the Covenant;
                     (c) Such assumption agreements and other instruments and documents as are required to make, confirm, and evidence Buyer's assumption of and obligation to pay, perform, or discharge Seller's obligations under the Contracts to the extent the same are to be assumed by Buyer pursuant to the terms of this Agreement; and
                     (d) Opinions of Buyer's Counsel in the form set forth in Exhibit D.
                     11.2.3 OTHER DOCUMENTS AND ACTS. The parties will also execute such other documents and perform such other acts, before and after the Closing Date, as may be necessary for the complete implementation and consummation of this Agreement.

           12. POST-CLOSING OBLIGATIONS. The parties covenant and agree as follows with respect to the period subsequent to the Closing Date:
                     12.1.      INDEMNIFICATION.
                     12.1.1 BUYER'S RIGHT TO INDEMNIFICATION. Seller undertakes and agrees to indemnify, defend by counsel acceptable to Buyer, and hold harmless Buyer, its parent, affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives and agents (hereinafter referred to collectively as "Buyer Indemnitees") from and against and in respect of any and all direct losses, costs, liabilities, claims, obligations, Environmental Claims and Expenses, diminution in value and expenses, including reasonable attorneys' fees, incurred or suffered by a Buyer Indemnitee arising from (i) the claims of third parties with respect to operation of the Station or ownership of the Assets prior to Closing not expressly assumed by Buyer pursuant to this Agreement or otherwise consented to by Buyer in writing; (ii) a breach, misrepresentation, or other violation of any of Seller's covenants, warranties or representations contained in this Agreement; (iii) all liabilities of Seller or the Station not expressly assumed by Buyer pursuant to this Agreement or otherwise consented to by Buyer in writing; (iv) all liens, charges, or encumbrances on any of the Assets which are not expressly permitted by this Agreement or otherwise consented to by Buyer in writing; (v) all Administrative Violations and alleged Administrative Violations occurring prior to Closing; and (vi) any breach or default by Seller under any Contract, prior to Closing. The foregoing indemnity is intended by Seller to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, diminution in value, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth but shall not extend to indirect, consequential or punitive damages except to the extent such damages are due on account of third party claims. Notwithstanding the foregoing, Seller shall have no obligation to indemnify the Buyer unless and until the aggregate amount of damages exceeds $25,000, at which time indemnification for the full amount of all damages (including the first $25,000) shall be due.
                     12.1.2 SELLER'S RIGHT TO INDEMNIFICATION. Buyer undertakes and agrees to indemnify, defend by counsel acceptable to Seller, and hold harmless Seller and Seller's respective subsidiaries, affiliates, successors and assigns, directors, officers, employees, shareholders, partners, representatives and agents (hereinafter referred to collectively as "Seller Indemnitees"), from and against and in respect of any and all losses, costs, liabilities, claims, obligations and expenses, including reasonable attorneys' fees (and including without limitation any of the foregoing with respect to environmental matters), incurred or suffered by a Seller Indemnitee arising from (i) the operation of the Station or ownership or operation of the Assets after Closing (including without limitation environmental conditions and claims, and Environmental Noncompliance to the extent resulting from or attributable to the conduct of Buyer after the Closing
Date); (ii) a breach, misrepresentation, or other violation of any of Buyer's covenants, warranties and representations contained in this Agreement; (iii) all liabilities under the Contracts assumed by Buyer pursuant to this Agreement; and (iv) any breach or default by Buyer under any Contract after Closing. The foregoing indemnity is intended by Buyer to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth but shall not extend to indirect or consequential damages except to the extent such damages are due on account of third party claims. None of the foregoing indemnities apply to claims for environmental conditions or Environmental Noncompliance to the extent such do not result from or are not attributable to the conduct of Buyer after the Closing Date. Notwithstanding the foregoing, Buyer shall have no obligation to indemnify the Seller unless and until the aggregate amount of damages exceeds $25,000, at which time indemnification for the full amount of all damages (including the first $25,000) shall be due.
                     12.1.3 CONDUCT OF PROCEEDINGS. If any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly after the Indemnified Party learns of the existence of such claim or proceeding; provided, however, that the Indemnified Party's failure to give the Indemnitor prompt notice shall not bar the Indemnified Party's right to indemnification unless such failure has materially prejudiced the Indemnitor's ability to defend the claim or proceeding. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided that the Indemnitor shall not have the right to control the defense of any such claim or proceeding unless it has acknowledged in writing its obligation to indemnify the Indemnified Party fully from all liabilities incurred as a result of such claim or proceeding and then and periodically thereafter provides the Indemnified Party with reasonably sufficient evidence of the ability of the Indemnitor to satisfy any such liabilities. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend or contest such obligation against or settle such claim or proceeding within twenty (20) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor, in any way in which the Indemnified Party deems to be in its best interest.
                     12.1.4 INDEMNIFICATION SOLE REMEDY. Except for specific performance of

Seller's obligation to effectively and lawfully convey the Assets to Buyer as provided in this Agreement, the right to indemnification hereunder shall be the exclusive post-Closing remedy of any party in connection with or arising out of this Agreement, including without limitation, any breach by another party of its representations, warranties, or covenants in this Agreement. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Except for specific performance of Seller's obligation to effectively and lawfully convey the Assets to Buyer as provided in this Agreement, and except for Buyer's obligations under the Term Note and Security Agreement given by Buyer to Seller as provided in this Agreement, each party hereby releases and discharges the other party from any liability or claim with respect to post-closing remedies for which there is not an express indemnity under this Agreement.
                     12.1.5 RIGHT OF OFFSET. Each of Buyer and Seller shall have the right to offset against amounts owing to the other any amounts owing to such party pursuant to this Agreement, provided that such party shall first follow the procedures set forth in Section 13.1 hereof.
                     12.2 CERTIFICATION OF FINANCIAL STATEMENTS. After the Closing Date, the chief financial officer of Seller and/or Seller shall cooperate and provide and shall cause the accounting firm or firms, if any, responsible for the preparation of the financial statements for the Station to provide such further assurances as it is willing to provide concerning the accuracy of the pre-closing financial statements of the Station as Buyer or Buyer's accountants may reasonably request in connection with any public offering of Buyer.
                     12.3 Accounting for Accounts Receivables. After the Closing Date, Buyer will collect all accounts receivable of Seller for a period of at least sixty (60) days following Closing. Buyer shall provide to Seller a weekly accounting of all accounts receivable of Seller so collected, and, at the end of such sixty (60) day period, shall remit to Seller, in cash, all accounts receivable of Seller so collected, less any amounts applied by Buyer to the payment of Seller's obligations as approved by Seller. After said sixty
(60) day period, Seller shall have sole responsibility for collection of and accounting for all accounts receivable of Seller, unless the parties hereto agree to a continuation of the arrangement first set forth in this Section 12.3 or to some other collection arrangement. For purposes of this Section, the term "accounts receivable of Seller" shall mean all uncollected sales made by Seller in his operation of the Station prior to the Closing Date. Buyer agrees that with respect to any collections made on accounts receivable from customers with whom both Buyer and Seller have accounts receivable, and which accounts are not in dispute, such collections shall first be credited to the accounts receivable of Seller from such customer before any credit shall be given for such collections to receivables from such customer arising after the Closing Date.

           13.       DEFAULT AND REMEDIES.

                     13.1 BREACH AND OPPORTUNITY TO CURE. If either party believes the other to be in default hereunder, the nondefaulting party shall provide the defaulting party with notice specifying in reasonable detail the nature of such default. If such default has not been cured by the earlier of: (i) the Closing Date, or (ii) within twenty-one (21) days after delivery of such notice, then the party giving such notice may (x) terminate this Agreement, (y) extend the Closing Date under Section 11.1 (but no such extension shall constitute a waiver of such nondefaulting party's right to terminate as a result of such default), and/or (z) exercise the remedies available to such party pursuant to Sections 13.2 or 13.3 hereof, subject to the right of the other party to contest such action through appropriate proceedings, or pursuant to Section 12.1.5 hereof.
                     13.2 SELLER'S REMEDIES. Buyer recognizes that if the Transaction is not consummated as a result of Buyer's default, Seller would be entitled to compensation. The parties, therefore, agree that if this Agreement is not consummated due to the default of Buyer, Seller, provided that Seller is not in default and has otherwise complied with its obligations under this Agreement, shall be entitled to the Escrow Deposit. The parties agree that this sum shall constitute liquidated damages and shall be in lieu of any and all other relief to which Seller might otherwise be entitled due to Buyer's failure to consummate, or default under, this Agreement.
                     13.3 BUYER'S REDEMIES. Seller agrees that the Assets include unique property that cannot be readily obtained on the open market and that Buyer would be irreparably injured if this Agreement is not specifically enforced after default. Therefore, Buyer shall have the rights to specifically enforce Seller's performance under this Agreement and to sue for damages, and Seller agrees to waive the defense in any such suit that Buyer has an adequate remedy at law and to interpose no opposition, legal, or otherwise, as to the propriety of specific performance as a remedy. In the event Buyer elects to terminate this Agreement as a result of Seller's default instead of seeking specific performance, Buyer shall be entitled to the return of the Escrow Deposit and to recover Buyer's damages.

           14.       TERMINATION.
                     14.1 ABSENCE OF COMMISSION CONSENT. This Agreement may be terminated at the option of either party upon notice to the other if a Final Order approving the Assignment Applications has not been obtained on or before March 31, 1995, (unless Buyer and Seller agree to extend such deadline); provided, however, that neither party may terminate this Agreement if such party is in default hereunder, or if a delay in any decision or determination by the Commission respecting the Assignment Applications has been caused or contributed to by such party's action or inaction with respect to the Assignment Applications. In the event of termination pursuant to this Section, the Escrow Deposit shall be returned to the Buyer and the parties shall be released and discharged from any further obligation hereunder unless the failure to obtain such Final Order is attributable to Buyer, as provided in this Section, and Seller is not in default and has otherwise complied with its obligations under this Agreement, in which case the Escrow Deposit shall be released to Seller as liquidated damages pursuant to Section 13.2.

                     14.2       DAMAGE.
                     14.2.1 RISK OF LOSS. The risk of loss or damage to the Assets shall be upon Seller at all times prior to the Closing. In the event of loss or damage, Seller shall promptly notify Buyer thereof and use its reasonable best efforts to repair, replace or restore the lost or damaged property to its former condition as soon as possible. If such repair, replacement, or restoration has not been completed prior to the Closing Date, Buyer, at its option:
                                (a)        elect to consummate the Transaction
in which event Seller shall assign to Buyer all of Seller's rights to insurance proceeds related to such casualty under any applicable insurance policies; or
                                (b)        elect to postpone the Closing Date,
with prior consent of the Commission if necessary, which consent both parties will use their reasonable best efforts to obtain, for such reasonable period of time (not to exceed ninety (90) days) as is necessary for Seller if Seller so elects in its sole discretion to repair, replace, or restore the lost or damaged property to its former condition. If, after the expiration of that extension period, the lost or damaged property has not been adequately repaired, replaced or a restored, Buyer may terminate this Agreement, and the parties shall be released and discharged from any further obligation hereunder, except to the extent of the return to Buyer of the Escrow Deposit.
                     14.2.2 FAILURE OF BROADCAST TRANSMISSION. Seller shall give prompt written notice to Buyer if either of the following (a "Specified Event") shall occur: (i) the regular broadcast transmissions of the Station in the normal and usual manner is interrupted or discontinued other than for routine maintenance or repairs for more than three (3) hours; or (ii) the Station is operated at less than its licensed antenna height above average terrain or at less than ninety percent (90%) of its licensed effective radiated power other than for routine maintenance or repairs for more than three (3) hours. If any Specified Event persists for more than seventy-two (72) hours or, in the event of weather conditions or utility failure affecting generally the Station in the market served by the Station, ninety-six (96) hours, whether or not consecutive, during any period of thirty (30) consecutive days, then Buyer may, at its option: (i) terminate this Agreement by written notice given to Seller not more than ten (10) days after the expiration such thirty (30) day period, or (ii) proceed in the manner set forth in Section 14.2.1. In the event of termination of this Agreement by Buyer pursuant to this Section, the Escrow Deposit shall be returned to Buyer and the parties shall be released and discharged from any further obligation hereunder.
                     14.2.3 RESOLUTION OF DISAGREEMENTS. If the parties are unable to agree upon the extent of any loss or damage, the cost to repair, replace or restore any lost or damaged property, the adequacy of any repair, replacement, or restoration of any lost or damaged property, or any other matter arising under this Section 14.2, the disagreement shall be referred to a qualified consulting communications engineer mutually acceptable to Seller and Buyer who is a member of the Association of Federal Communications Consulting Engineers, whose decision shall be final, binding upon and non-appealable by the parties, and whose fees and expenses shall be paid one-half by Seller and one-half by Buyer.

                     14.3 LEGAL ACTIONS. If, prior to the Closing Date, any action, suit, or proceeding shall have been instituted by or before any court or other governmental authority (other than the Commission) to enjoin, restrain, or prohibit the consummation of the Transaction, the Closing may be adjourned at the option of either party, with prior consent of the Commission if necessary, which consent both parties will use their reasonable best efforts to obtain, for a period of up to ninety (90) days, and if, at the end of such period, the action, suit, or proceeding shall not have been favorably resolved, either party may, by written notice to the other, terminate this Agreement; provided, however, that if such action, suit, or proceeding shall have been solicited or encouraged by, or instituted as a result of any act or omission of either Seller or Buyer, then such party shall not have any right of adjournment or termination pursuant to this Section. In the event of termination pursuant to this Section, the Escrow Deposit shall be returned to Buyer and the parties shall be released and discharged from any further obligation hereunder unless Buyer is in default or has otherwise failed to comply with its obligations under this Agreement and Seller is not in default and has otherwise complied with its obligations hereunder, in which case the Escrow Deposit shall be released to Seller as liquidated damages pursuant to Section 13.2.

           15.       GENERAL PROVISIONS.
                     15.1 BROKERAGE. Seller represents to Buyer that Seller shall pay the fees of Jorgenson Broadcast Brokerage as broker in connection with the Transaction, And Jorgenson shall compensate The Connelly Company out of such sum for its services provided to this transaction. The parties agree to indemnify and hold each other harmless against any claim from any other broker or finder based upon any agreement, arrangement, or understanding alleged to have been made by the indemnifying party.
                     15.2 EXPENSES. Except as otherwise provided herein, all expenses involved in the preparation and consummation of this Agreement shall be borne by the party incurring the same whether or not the Transaction is consummated. All Commission filing fees for the Assignment Application or Applications shall be shared equally by Buyer and Seller. Seller shall make the payments for Commission filing fees and Buyer shall reimburse Seller for its portion of such payments. All recording costs for instruments of transfer, and all stamp, sales, use and transfer taxes shall be paid by Seller.
                     15.3 NOTICES. All notices, requests, demands, and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally (which shall include delivery by Federal Express or other nationally recognized reputable overnight courier service that issues a receipt or other confirmation of delivery) to the party for whom such communication is intended, or three (3) business days after the date mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:

                                (a)        If to Seller:

                                           White Broadcasting
                                           685 East Long Lake
                                           Bloomfield Hills, Michigan 48304
                                           Attention:   Mr. J. Larry White

                                           (810) 644-5443        Fax: (810)  644-1094

                                           with copies (which shall not constitute notice) to:
                                           James J. Freeman, Esq.
                                           Reed, Smith, Shaw & McClay
                                           1200 18th Street, N.W.
                                           Washington, D.C. 20036

                                           (202) 457-8624  Fax: (202) 457-6113

                                (b)        If to Buyer:

                                           Mr. John E. Rayl
                                           Partech Communications Group, Inc.
                                           3366 Riverside Drive, Suite 200
                                           Columbus, Ohio 43221

                                           (614) 538-0660  Fax: (614) 538-0670

                                           with copies (which shall not constitute notice) to:
                                           Charles A. Koenig, Esq.
                                           Cloud Koenig & Owen
                                           5354 North High Street, Suite 3D
                                           Columbus, Ohio  43214

                                           (614) 221-3621  Fax: (614) 221-2698

Any party may change its address for notices by notice to the others given pursuant to this Section.
                     15.4 ATTORNEY'S FEES. If any party initiates any litigation against any other involving this Agreement, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.
                     15.5 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION RIGHTS. The several representations and warranties of the parties contained herein, and the parties respective indemnification rights pursuant to Section 12, shall survive the Closing for a period of eighteen (18) months, at which time, the same shall expire (except for claims asserted during such eighteen (18) month period); provided, however, that representations and warranties with respect to title and authorization shall survive in perpetuity.
                     15.6 EXCLUSIVE DEALINGS. For so long as this Agreement remains in effect, neither Seller, its officers, directors, employees, shareholders, or partners or owners, as the case may be, nor any person acting on Seller's behalf, shall, directly or indirectly, solicit or initiate any offer from, or conduct any negotiations with, any person other than Buyer or Buyer's assignee(s) concerning the acquisition of the Station or Stations.

                     15.7 WAIVER. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of any party at any time to require performance by another of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (ii) no waiver by any party of any default by any other shall be valid unless in writing and acknowledged by an authorized representative of the nondefaulting party, and no such waiver shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (iii) no extension of time granted by any party for the performance of any obligation or act by any other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.
                     15.8 ASSIGNMENT. No party may assign its rights or obligations hereunder without the prior written consent of the other parties except: (i) Buyer may assign its rights and obligations to a corporation, partnership or other business entity that controls, is controlled by, or is under common control with Buyer, provided that Buyer shall remain liable for all obligations under this Agreement, and (ii) Buyer may make a collateral assignment of its rights under this Agreement to any lender who provides funds to Buyer for the acquisition or operation of the Station. Seller agrees to execute acknowledgments of such assignment(s) and collateral assignment(s) in such forms as Buyer or Buyer's lender(s) may from time to time request.
Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assignees.
                     15.9 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto (which are incorporated by reference herein), constitute the entire agreement between the parties with respect to the subject matter hereof and referenced herein, supersede and terminate any prior agreements between the parties (written or oral). This Agreement may not be altered or amended except by an instrument in writing signed by all parties hereto.
                     15.10 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures on each such counterpart were on the same instrument.
                     15.11 CONSTRUCTION. The Section headings of this Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits, and "knowledge" of a party means only the actual knowledge and awareness of the executive officers of such party.
                     15.12 SCHEDULES AND EXHIBITS. The Schedules and Exhibits to this Agreement are a material part of this Agreement.
                     15.13 SEVERABILITY. If any one or more of the provisions contained in this Agreement should be found invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable terms shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this agreement shall then be fully enforceable.
                     15.14 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law rules utilized in that jurisdiction.
                     15.15 COUNSEL. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.
                     15.16 PUBLIC STATEMENTS. Prior to the Closing Date, neither Seller nor Buyer shall, without the prior written approval of the other party, make any press release or other public announcement concerning the transactions contemplated by this Agreement except (i) Seller and Buyer shall issue a mutually agreeable public announcement press release promptly after the signing of this Agreement; and (ii) to the extent that either party shall be so obligated by law, in which case the other party shall be so advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.
                     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a respective duly authorized officer as of the date first written above.

                            BUYER:
                            TROPIC OF KEY WEST, INC.



                            By:  /s/  JOHN RAYL / CEO
                               ------------------------------------

                            Title: ________________________________



                            SELLER:
                            WHITE BROADCASTING


                            By:  J  LARRY WHITE
                                 ----------------------------------

                            Title:  PRESIDENT
                                    -------------------------------